EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ImmunoGen, Inc., a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Amendment No. 1 to the Quarterly Report for the period ended March 31, 2005 (as amended the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2005	/s/ Mitchel Sayare

Mitchel Sayare
Chairman of the Board of Directors, Chief Executive
Officer and President

Dated: July 27, 2005	/s/ Daniel M. Junius

Daniel M. Junius
Senior Vice President and Chief Financial Officer
(principal financial officer)